                                                                     EXHIBIT 4.1



NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

THESE SECURITIES ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF TELEMARKETING, PRODUCTION AND POST-PRODUCTION AGREEMENT DATED APRIL 13, 1995 BY AND AMONG THE COMPANY AND VALUEVISION INTERNATIONAL, INC. AND MAY NOT BE SOLD IN AN OPEN MARKET TRANSACTION EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

VOID AFTER 5:00 P.M., PHILADELPHIA, PENNSYLVANIA TIME, NOVEMBER 23, 2005

                     ***************************************



                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           NATIONAL MEDIA CORPORATION


                     ***************************************

                  This certifies that, for good and valuable consideration, National Media Corporation, a Delaware corporation (the "Company"), grants to ValueVision International, Inc. ("VVI") or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at $8.865 per share (the "Exercise Price"), from and after 9:00 A.M. Philadelphia, Pennsylvania time on the first anniversary of the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York

City time on November 23, 2005 (the "Expiration Date"), 500,000 shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6.

SECTION 1. Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

         1.1      Exercise of Warrant.

                  (a) Subject to Section 1.1(d) hereof, this Warrant shall vest and become exercisable with respect to 166,667 Warrant Shares on the date which is thirteen (13) months after the date hereof and on the date which is two (2) years after the date hereof and with respect to 166,666 Warrant Shares on the date which is three (3) years after the date hereof (each date on which Warrants may vest is referred to herein as a "Vesting Date"). At any time and from time to time after the Initial Exercise Date, the Warrantholder may exercise this Warrant, in whole or in part (subject to the vesting of the Warrant as set forth in the immediately preceding sentence), by presentation and surrender of this Warrant to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by cash payment of the full Exercise Price for each Warrant Share to be purchased (subject to VVI's ability to apply certain amounts payable by the Company to VVI under the Telemarketing Agreement (as defined in Section 1.1(d) hereof) against the Exercise Price as set forth in Section 1.3 hereof).

                  (b) Upon receipt of this Warrant, with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the antidilution provisions contained in Section 6 hereof, if any, and as provided in Sections 5 and 8.8 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The stock certificates so delivered shall be in such denominations as may be specified by the Warrantholder and shall be issued in the name of the Warrantholder or, if permitted by Section 5 and in accordance with the provisions thereof, such other name as shall be designated in the Subscription Form. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act of 1933, the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such customary representations, and may place such customary legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

                  (c) If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any regular cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

                  (d) Notwithstanding anything herein to the contrary, no Warrants shall vest on a Vesting Date in the event (i) VVI shall be in material breach of that certain Telemarketing, Production and Post-Production Agreement dated April 13, 1995 by and between the Company and VVI (the "Telemarketing Agreement") on such Vesting Date unless the Company shall thereafter fail to terminate the Telemarketing Agreement as a result of such breach; (ii) any representation made by VVI in Section 9 of that certain Settlement Agreement dated April 13, 1995 by and between the Company and VVI (the "Settlement Agreement") shall not be true on such Vesting Date or (iii) VVI shall have failed, after receiving written notice of such failure from the Company at least sixty (60) days prior to such Vesting Date, to make available to NMC sufficient capacity to provide to NMC inbound telephone call-taking services for at least one million (1,000,000) inbound telephone calls (at a rate not to exceed 100,000 inbound telephone calls in any month) during the thirteen (13) month period (in the case of the first Vesting Date hereunder) or the twelve (12) month period (in the case of the second and third Vesting Dates hereunder) preceding such Vesting Date in accordance with Section 1(a) of the Telemarketing Agreement.

         1.2 Limitation on Exercise. If this Warrant is not exercised prior to 5:00 P.M. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Saturday, Sunday or a day on which the New York Stock Exchange is authorized to close or on which the Company is otherwise closed for business (a "Nonbusiness Day"), this Warrant, or any new Warrant issued pursuant to Section 1.1, shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease. This Warrant shall not be exercisable and no Warrant Shares shall be issued hereunder, prior to 9:00 A.M. New York City time on the Initial Exercise Date.

         1.3 Payment of Exercise Price. Payment of the Exercise Price shall be made to the Company in cash; by certified or official bank check payable in United States dollars to the order of the Company; or by any combination of the foregoing. Notwithstanding the foregoing, VVI may apply all or any part of the aggregate amount of any Telemarketing Differential (as defined in the Telemarketing Agreement) and any Production and Post Production Differential (as defined in the Telemarketing Agreement) against payment of the Exercise Price by providing irrevocable notice of such election to the Company on the Subscription Form. Any election by VVI to apply Telemarketing Differential or Production and Post Production Differential against all or any portion of the Exercise Price due hereunder shall be irrevocable and shall reduce the amount of Telemarketing Differential and Production and Post Production Differential available for application against future exercises of this Warrant.

         1.4 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect to any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

         SECTION 2. Reservation and Listing of Shares, Etc.

                  All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of any transfer occurring contemporaneously with such issue. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant (and all other Warrants and securities of the Company convertible into or exercisable or exchangeable for Common Stock), in addition to such other remedies as shall be available to a Warrantholder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. In addition, prior to the issuance of any Warrant Shares, the Company shall at its expense procure the listing of the Warrant Shares (or any other issues of capital stock issuable upon the exercise of this Warrant if such other class of capital stock is then so listed) which shall be issued upon exercise of this Warrant (subject to official notice of issuance) as then may be required on all stock exchanges or interdealer quotation systems on which the Common Stock is then listed and shall maintain such listing if and so long as any shares of the same class shall be listed on such stock exchanges or interdealer quotation systems. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

         SECTION 3. Exchange, Loss or Destruction of Warrant.

                  If permitted by Section 5 and in accordance with the provisions thereof, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

         SECTION 4. Ownership of Warrant; Certain Rights of Warrantholders.

                  (a) The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsection 1.1, Section 3 or Section 5.

                  (b) Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                            (i) the Company shall authorize the payment of any
dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a regular cash dividend paid out of net profits legally available therefor) to all holders of Common Stock;

                            (ii) the Company shall authorize the issuance to all
holders of Common Stock of any additional shares of Common Stock or securities that are convertible into or exercisable for shares of Common Stock ("Common Stock Equivalents") or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

                            (iii) a dissolution, liquidation or winding up of
the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

                            (iv) a capital reorganization or reclassification of
the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

                  Such giving of notice shall be initiated at least 20 days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend, distribution, issuance or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution, issuance or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

         SECTION 5. Split-Up, Combination, Exchange and Transfer of Warrants.

                  (a) Subject to the provisions of Section 5(b), this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he, she or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants.

                  (b) Prior to the termination of the Telemarketing Agreement, neither this Warrant nor any of Warrantholder's rights hereunder may be disposed of or encumbered (any such action, a "Transfer") without the prior written consent of the Company. Neither this Warrant not the Warrant Shares may be Transferred except in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a registration statement is not in effect to register this Warrant or the Warrant Shares, the Company may require the Warrantholder to make such customary representations, and may place such customary legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

         SECTION 6. Certain Adjustments.

                  (a) If at any time or from time to time the Company shall (i) take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock thereafter issuable upon exercise of this Warrant and the Exercise Price then in effect shall be adjusted so that this Warrant shall be exercisable for the same number of shares that a record holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the happening of such event would own or be entitled to receive after the happening of such event and so that the aggregate Exercise Price payable for the purchase of all Warrant Shares pursuant to this Warrant shall remain unchanged. Any adjustments required by this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur. If the Company shall take a record of the holders of the Common Stock for the purpose of effecting such distribution, subdivision or combination and shall, thereafter and before such distribution, subdivision, or combination, legally abandon its plan to pay or deliver such distribution or effect such subdivision or combination, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (b) If at any time prior to the exercise of this Warrant in full, the Company shall (i) issue or sell any Common Stock or Common Stock Equivalents without consideration or for consideration per share (in cash, property or other assets) less than the current market price per share on the date of such issuance or sale as determined pursuant to Section 6(d) or (ii) fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents (as hereinafter defined)) at a price (or having an exercise or conversion price per share) less than the current market price of the Common Stock (as determined pursuant to Section 6(d)) on the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of a distribution to stockholders shall be deemed to be the record date set by the Company to determine stockholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of such sale or issuance, plus
(ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at such current market price per share of the Common Stock and the denominator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance or sale, plus (ii) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to this Section 6(b), the number of Warrant Shares issuable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant by the Exercise Price in effect on the date of such adjustment and dividing the product so obtained by the Exercise Price, as adjusted. Any adjustments required by this Section 6(b) shall be made immediately after such issuance or sale or record date, as the case may be. Such adjustments shall be made successively whenever such event shall occur. To the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered in connection with such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered. In the case of an issue of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor, before deducting therefrom any discount or commission or other expenses allowed, paid or incurred by the Company for underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. In the case of an issue of additional Common Stock or Common Stock Equivalents for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company's Board of Directors, irrespective of any accounting treatment. No adjustments to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 6(b) for (x) any transaction for which adjustment thereto is required to be made pursuant to
Section 6(a) hereof, (y) the exercise of Warrants or (2) the conversion, exchange or exercise of any Common Stock Equivalents.

                  (c) For purposes of this Section 6, "Common Stock Equivalents" shall mean any options, warrants or other securities or rights convertible into, or exercisable or exchangeable for, shares of Common Stock.

                  (d) For the purpose of any computation under this Section 6, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days immediately preceding such date. The closing price for each day shall be the last sale price of the Common Stock or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Company's Board of Directors. The term "issue" shall include the sale other disposition of shares held by or on account of the Company or in the treasury of the Company but until so sold or otherwise disposed of such shares shall not be deemed outstanding.

                  (e) In the event that at any time, as a result of any adjustment made pursuant to Section 6, the Warrantholder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 6.

         (f) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a dividend, distribution, subdivision or combination of the outstanding Common Stock provided for in Section 6(a) and other than a change in the par value of the Common Stock or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant)) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which it, he or she would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of this Section 6. The provisions of this Section 6 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

                  (g) Liquidating Dividends, Etc. If the Company at any time while Warrants are outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (f)), the holder of this Warrant shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made as part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

                  (h) If at any time prior to the date of the original issuance of this Warrant, or at any time thereafter while this Warrant is outstanding, a Distribution Date (as defined in the Company's Rights Agreement as of January 3, 1994 by and between the Company and Mellon Securities Trust Company (the "Rights Plan") shall occur and all of the Rights (as defined in the Rights Plan) then issued and outstanding pursuant to such Rights Plan shall not be redeemed by the Company for nominal consideration of $.001 per Right within the redemption period provided for in Section 23 of the Rights Plan, then in such event there shall be promptly issued to the holder of this Warrant, that number of Rights under the Rights Plan as would have been issued to such holder if immediately prior to the Distribution Date the holder had exercised his right to purchase, and the Company had issued to him, all Warrant Shares issuable to him upon exercise of this Warrant and he was the record owner of such Warrant Shares on the date provided for in the Rights Plan for determining the stockholders of record entitled to receive Rights Certificates (as defined in the Rights Plan). If the Company shall be prohibited from issuing such Rights to the Warrant holder by law or by the terms of the Rights Plan, then the Warrant Holder shall have the right under this paragraph (h) to purchase or acquire (by exchange of securities or otherwise) the same number and class of equity securities of the

Company as such holder would have had the right to so purchase or otherwise acquire if the Rights described in the preceding sentence had been issued to him, for the same consideration as the holder would have paid or tendered under such Rights and on the same other terms and conditions as would have been applicable under such Rights if such Rights had been issued to such holder as provided in the preceding sentence. The intent of this paragraph (h) is to protect the holder of the Warrant from the dilution of and diminution in the value of his investment in the Company that would occur if the Rights under the Rights Plan become exercisable or exchangeable for stock of the Company following the occurrence of a Distribution Date and the provisions of this Warrant shall be liberally interpreted in order to give effect to this intention. The Board of Directors of the Company shall also take such other actions as may be necessary to carry out the purpose and intent of this paragraph.

                  (i) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against impairment.

                  (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Exercise Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

         SECTION 7. Registration Rights. Each present and future holder of Warrant Shares shall be entitled to the benefits of the registration rights granted pursuant to this Section 7.

         The Company covenants and agrees as follows:

                  (a) Definitions. For purposes of this Section 7:

                           (i) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                           (ii) The term "Registrable Securities" means the
Warrant Shares and all shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued

as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Warrant Shares excluding in all cases, however, any Registrable Securities (x) sold by a person in a transaction in which his rights under this Section 7 are not assigned, (y) sold in a public offering registered under the Securities Act or (z) sold pursuant to Rule 144 promulgated under the Securities Act;

                           (iii) The number of shares of "Registrable Securities
then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                           (iv) The term "Holder" means any person owning or
having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 5(b) hereof; and

                           (v) The term "Form S-3" means such form under the
Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (b) Request for Registration.

                           (i) If the Company shall receive at any time, on or
after the first anniversary hereof, a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least sixty percent (60%) of the Registrable Securities then outstanding, then the Company shall, within ten (10) business days of the receipt thereof, give written notice of such request to all Holders, and shall, subject to the limitations of Section 7(b)(ii), effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of the Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company. If within fifteen (15) days of the exercise of a demand registration right granted under this Section 7(b), the Company notifies the Holders of the Registrable Securities making such demand that the Company wishes to register securities of the same class for its own account on the registration statement being filed pursuant to the demand for offering to the public via a firm commitment underwriting, then the Company may include securities for its own account in such registration statement; provided, however, that if the managing underwriter determines and advises in writing that the inclusion of any or all such securities for the Company's account in the registration statement covered by the requests for registration made under this Section 7(b)(ii) would be detrimental to the offering of the Registrable Securities being sold in such registration, then the requisite number of securities for the Company's account shall be excluded from registration hereunder and, provided, further, that if the Company includes any securities for its own account on the registration statement filed pursuant to this Section 7(b), such registration shall not be counted as one of Holders' demand registrations pursuant to this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with such registration.

                           (ii) If the Holders initiating the registration
request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7(b) and the Company shall include such information in the written notice referred to in Section 7(b)(i). In such event, the right of any Holder to include its, his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 7(d)(v)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. VVI acknowledges that the Preference Holders (as hereinafter defined) have the right to include certain securities in any registration under this Section 7(b). Notwithstanding any other provision of this Section 7(b), if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of securities that may be included in the underwriting shall be allocated first among all holders (the "Preference Holders") of Company securities covered by the registration rights ("Other Securities") granted pursuant to either that certain Securities Purchase Agreement dated as of September 30, 1994 (as amended as of December 19, 1994) by and among the Company and the purchasers named therein or that certain Registration Rights Agreement dated as of December 19, 1994 by and among the Company and the other signatories thereto or those certain Warrants to purchase an aggregate of up to 66,264 shares of the Company's Common Stock issued pursuant to that certain Release and Settlement Agreement dated February 10, 1995 by and between the Company and The Wall Street Group, Inc. (the "Preferred Rights"); and next among all Initiating Holders and other Holders who have been provided the notice required by Section 7(b)(i) in proportion (as nearly as practicable) to the number of shares of Registrable Securities requested to be included in such registration by such Holder and which would be eligible for inclusion in the registration but for the application of this sentence. In the event Holders are not permitted to include at least seventy-five (75%) percent of the shares of Registrable Securities that they requested pursuant to Section 7(b)(i) to be included in a demand registration as a result of the application of the immediately preceding sentence, such registration shall not be counted as one of the Holders' demand registrations pursuant to this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with such registration. In the event, as a result of the second immediately preceding sentence, Holders are permitted to include at least seventy-five (75%) percent but less than one hundred (100%) percent of the shares of Registrable Securities that they requested pursuant to Section 7(b)(i) to be included in any registration which would be the last demand registration to which the Holders would be entitled pursuant to this Section 7(b) but for the application of this sentence, the Holders shall be entitled to effect an additional demand registration in accordance with the provisions set forth in this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with any such additional registration.

                           (iii) Subject to the last sentences of Sections
7(b)(ii) and (v) hereof, the Company is obligated to effect only two (2) registrations pursuant to this Section 7(b).

                           (iv) Notwithstanding the foregoing, the Company shall
not be required to file a registration statement pursuant to a request of the Initiating Holders during either (i) the one hundred twenty (120) day period following the effective date of any registration of Company securities which includes Registrable Securities or Other Securities or (ii) the period of time beginning on the date the Company files a registration statement with the SEC covering Other Securities in a firm commitment underwriting and ending on the earlier to occur of (x) the date which is 120 days after such registration becomes effective, (y) the date on which the Company withdraws such registration with the SEC or (z) the date which is 180 days after the date the Company files such registration statement. In addition, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 7(b) a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                           (v) VVI acknowledges that the Company has granted the
Preferred Holders the right to participate in registrations of the Company's securities required to be undertaken pursuant to this Section 7(b). If within forty-five (45) days of the exercise of a demand registration right granted pursuant to this Section 7(b), the Company notifies the Holders of the Registrable Securities that the Preferred Holders wish to include Other Securities for their account in such registration, then the Company may include Other Securities for the account of such Preferred Holders in such registration and, in the case of an underwritten offering, may reduce the number of shares of Registrable Securities included in such registration in accordance with the provisions set forth in Section 7(b)(ii); provided, however, that if the Holders are not permitted to include at least seventy-five (75%) percent of the shares of Registrable Securities that they requested pursuant to Section 7(b)(i) to be included in a demand registration as a result of the applications of this sentence, such registration shall not be counted as one of Holders' demand registrations pursuant to this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with such registration. In the event, as a result of the immediately preceding sentence, Holders are permitted to include at least seventy-five (75%) percent but less than one hundred (100%) percent of the shares of Registrable Securities that they requested pursuant to Section 7(b)(i) to be included in any registration which would be the last demand registration to which the Holders would be entitled pursuant to this Section 7(b) but for the application of this sentence, the Holders shall be entitled to effect an additional demand registration in accordance with the provisions set forth in this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with any such additional registration.

                           (vi) In the event that the Warrant would expire at
any time when the Holders have requested registration of Registrable Securities pursuant to Section 7(b)(i) and either (x) NMC is not required to file a registration statement during such time pursuant to Section 7(b)(iv) or (y) the Holders are not permitted to include all of the Registrable Securities that they requested to be included in such demand registration pursuant to Section 7(b)(ii) or (v), then the term of the Warrant (but only with respect to Registrable Securities that were not included in such demand registration by reason of the circumstances described in clause (x) or (y)) shall be extended until a registration statement registering such Registrable Securities is effective.

                  (c) Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any shares of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to employees pursuant to stock option awards and/or to participants in a Company employee benefit or stock plan, or a registration on any form which does not include substantially the same information, other than information related to the selling stockholders or their plan of distribution, as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of the immediately preceding sentence and Section 7(h) hereof, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be so registered. Notwithstanding anything herein to the contrary, in the case of a registration required to be undertaken by the Company pursuant to the Preferred Rights (a "Limited Piggyback Registration"), the Company shall not be required to include any Registrable Securities in such Limited Piggyback Registration if either (i) the Preferred Holders (whose determination shall be made by Preferred Holders holding a majority of the securities covered by such demand registration rights which are to be included in such registration) or the managing underwriter (in the case of an underwritten offering) determine in good faith that the inclusion of any or all of the Registrable Securities would be detrimental to the offering of the Preferred Holders' securities or any securities to be sold in such registration for the Company's account or (ii) the number of Other Securities to be included in such registration would be reduced by the inclusion of the Registrable Securities in such registration. In the event the number of shares of Registrable Securities requested by Holders to be included in a registration is reduced by application of the immediately preceding sentence, the number of Registrable Securities to be included in the registration statement shall be allocated among the Holders who have provided the notice required by this Section 7(c) in proportion (as nearly as practicable) to the number of Registrable Securities requested to be included in such registration by such Holder and which would be eligible for inclusion in such registration but for the application of the immediately preceding sentence.

                  (d) Obligations of the Company. Whenever required under this
Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the Securities and Exchange
Commission (the "SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                           (ii) Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (iii) Furnish to the Holders such numbers of copies
of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (iv) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (v) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (vi) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (vii) In the case of an underwritten public offering,
furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 7, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in such form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (B) a letter dated such date, from the independent certified public accountants of the Company, in such form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                  (e) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 with respect to the Registrable Securities of any selling Holder that such Holder shall have furnished to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (f) Expenses of Demand Registration. Except as set forth in this Section 7(f), the Company shall bear and pay all expenses incurred by it in connection with any registrations, filings or qualifications pursuant to Section 7(b), including without limitation all registration, filing and qualification fees, printers, and accounting fees, and fees and disbursements of counsel for the Company; provided, however, that (subject to Sections 7(b)(ii) and (v) hereof) the Holders participating in any registration pursuant to Section 7(b) shall reimburse the Company for (i) all such expenses (up to a maximum of Twenty Five Thousand ($25,000.00) Dollars per registration) pro rata based upon the number of Registrable Securities included in such registration by all Holders (excluding, however, any expenses attributable to the inclusion of any other securities therein, including, without limitation, any Other Securities) and
(ii) for any expenses of any registration proceeding begun pursuant to Section 7(b) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders participating in such withdrawn registration shall bear such expenses pro rata based upon the number of Registrable Securities to be included in such registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 7(b); provided further, however, that, in the case of clause (ii) hereof, if at the time of such withdrawal the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to reimburse the Company for any of such expenses and shall retain their rights pursuant to Section 7(b). In no event shall the Company be required to pay any expenses incurred by a Holder in connection with any registration, filing or qualification pursuant to Section 7(b).

                  (g) Expenses of Company Registration. The Company shall bear and pay all expenses incurred by it in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 7(c), including without limitation all registration, filing, and qualification fees, printers and accounting fees and all fees and disbursements of counsel for the Company relating or allocable thereto. The Company shall not pay any expenses incurred by a Holder in connection with any such registration, filing or qualification, including, but not limited to underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of any professional advisors (including attorneys and accountants) utilized by the selling Holders in connection with such registration, filing or qualification.

                  (h) Reduction of Registrable Securities Included in Piggyback Registration Statement. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 7(c) hereof to include any of the Holders' securities in such underwriting unless they accept the customary and reasonable terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be allocated first among all holders of Other Securities and next apportioned pro rata among the Holders who have provided notice required by Section 7(c) and all other holders (other than holders of Other Securities) of securities subject to registration rights granted by the Company in proportion (as nearly as practicable) to the number of shares of securities requested to be included in such registration by such Holder and such other holders and which would have been eligible for inclusion in such registration but for the application of this sentence, or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the provision of the preceding sentence concerning pro rata apportionment amongst the selling stockholders, for any selling stockholder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                  (i) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

                  (j) Indemnification and Contribution. In the event any Registrable Securities are included pursuant to a registration statement under this Section 7:

                           (i) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) and each person if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such is not corrected in the final prospectus), or (C) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(j)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                           (ii) To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 7(j)(ii), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(j)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this Section 7(j)(ii) exceed the net proceeds from the offering received by such Holder.

                           (iii) Promptly after receipt by an indemnified party
under this Section 7(j) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(j), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7(j), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7(j).

                           (iv) In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in
Section 7(j)(i) and (ii) is applicable but for any reason is held to be unavailable from the Company with respect to all Holders or any Holder, the Company and the Holder or Holders, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand, and the Holder or Holders on the other, in connection with statements or omissions which resulted in such losses, claims, damages or liabilities. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the net proceeds received by such Holder from the Registrable Securities as the case may be, sold by such Holder pursuant to the registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each person, if any, who controls a Holder within the meaning of the Securities Act shall have the same rights to contribution as such Holder.

                           (v) The obligations of the Company and Holders under
this Section 7(j) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7 or otherwise.

                  (k) Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                           (i) make and keep public information available, as
those terms are understood and defined in Rule 144 of the SEC;

                           (ii) at all times take all such action as may be
necessary or advisable to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                           (iii) file with the SEC in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (iv) furnish to any Holder, so long as the Holder
owns any Registrable Securities, forthwith upon its request (i) a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or as to its qualified status as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  (l) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration filed under Section 7(b) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of this securities will not reduce the amount of the Registrable Securities of the Holders which is included in such registration; (ii) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days after the effective date of any registration effected pursuant to Section 7(b) hereof or (iii) to include such securities in any registration in which the Holders may include Registrable Securities pursuant to Section 7(c) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on a basis no more favorable than pro rata with all Holders of Registrable Securities in proportion (as nearly as practicable) to the number of shares of securities to be included in such registration by such Holder and such other holders.

                  (m) The provisions of this Section 7 shall survive any expiration of the Warrants evidenced hereby until the earlier to occur of (i) the date that all Warrant Shares held by all Holders may be sold for resale pursuant to Rule 144 under the Exchange Act without reduction as a result of Rule 144(e) thereunder and (ii) the date that no Warrants or Warrant Shares are held by any Holder.

         SECTION 8. Miscellaneous.

         8.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholders with respect to this Warrant and Warrant Shares.

         8.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company, the Warrantholders and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrantholders and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

         8.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and Warrantholders that hold Warrants entitling them to purchase at least 50% of the Warrant Shares. The Company, any Warrantholder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

         8.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

         8.5 Further Assurances. Each of the Company, the Warrantholders and holders of Warrant Shares shall do and perform all such further acts and things (including, without limitation, any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

         8.6 Notices. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                  (a) if to the Company, addressed to:

                      National Media Corporation
                      1700 Walnut Street
                      Philadelphia, Pennsylvania 19103
                      Attention:  Chairman

                  (b) if to any Warrantholder or holder of Warrant Shares, addressed to the address of such person appearing on the books of the Company.

                  Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third business day after the mailing thereof.

         8.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

         8.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market price (as determined as of the date of exercise, and with reference to the applicable trading market, in accordance with Section 1.1(a)(ii)) of a share of such stock as of the date of such exercise.

         8.9 Rights of the Holder. The Warrantholder shall not, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

         8.10 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in Delaware.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                    NATIONAL MEDIA CORPORATION




                                    By:_______________________________________
                                         Name:
                                         Title:


Dated: November 24, 1995

                                   ASSIGNMENT


(To be executed only upon assignment of Warrant Certificate)

                  For value received, ____________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:


         Name(s) of
         Assignee(s)              Address              No. of Warrant Shares
         -----------              -------              ---------------------








And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants represented by said Warrant Certificate.

Dated: ________________, 19___



                        ------------------------------------------
                        Note: The above signature should correspond exactly with
                              the name on the face of this Warrant Certificate.

                                SUBSCRIPTION FORM
                    (To be executed upon exercise of Warrant
                           pursuant to Section 1.1(a))

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder,__________ shares of Common Stock, as provided for therein, and delivers payment in full of the Exercise Price in the amount of $ __________ as follows:

       Cash                                                 $__________
       Certified or Official bank check                     $__________
       Application of Telemarketing Differential
         and Production and Post Production
         Differential                                       $__________

                  Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:


                                Name:  ______________________________________
                             Address:  ______________________________________
                                       ______________________________________
                                       ______________________________________
                 Social Security No.:  ______________________________________

                         (Please Print Name, Address and Social Security No.)



                            Signature:  ________________________________________
                                        NOTE: The above signature should
                                              correspond exactly with the name
                                              on the first page of this Warrant
                                              Certificate or with the name of
                                              the assignee appearing in the
                                              assignment form delivered
                                              herewith.

                  And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.